Exhibit 99.3

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

Attention: Board of Directors

RE:	Proxy Statement of WCI Communities, Inc. (“WCI”) / Prospectus of Lennar Corporation (“Lennar”) (“Proxy Statement/Prospectus”) which forms part of the Registration Statement on Form S-4 of Lennar (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated September 22, 2016, to the Board of Directors of WCI as Annex C to the Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinions of WCI’s Financial Advisors,” “THE MERGERS—Background of the Mergers,” “THE MERGERS—WCI Board Recommendation and Its Reasons for the Mergers,” “THE MERGERS—Opinions of WCI’s Financial Advisors” and “THE MERGERS—Certain Unaudited Financial and Operating Forecasts Prepared by the Management of WCI.” The foregoing consent applies only to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: November 10, 2016

CREDIT SUISSE SECURITIES (USA) LLC

/s/ CREDIT SUISSE SECURITIES (USA) LLC